Exhibit 10.7

EXECUTION VERSION

LEASE PURCHASE AGREEMENT

LEASE PURCHASE AGREEMENT (this “Agreement”), dated as of March 3, 2011 (“Effective Date”), entered into by and between Platinum Energy Solutions, Inc., a Nevada corporation with offices at 2100 West Loop South, Suite 1601, Houston, Texas 77027 (“PES”), and Well Services Blocker, Inc., a Delaware corporation with offices at 950 Birdsong, Lafayette, LA 70507, Moncla Coil Tubing Well Services, L.L.C., a Delaware limited liability company with offices at 950 Birdsong, Lafayette, LA 70507, and Moncla Pressure Pumping Well Services, L.L.C., a Texas limited liability company with offices at 950 Birdsong, Lafayette, LA 70507 (collectively, “WSB”).

WHEREAS, PES is in the business of providing hydraulic fracturing, coiled tubing and nitrogen, cementing and pressure pumping services to the oil and gas industry;

WHEREAS, WSB has extensive experience providing coiled tubing and cementing services to the oil and natural gas industry and owns certain equipment related thereto;

WHEREAS, PES wishes to lease certain equipment from WSB on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, WSB and PES are each willing to accept this engagement, on the terms and subject to the conditions set forth in this Agreement.

ARTICLE 1

TERM; FEES

1.1. Definitions. Certain capitalized terms used herein but not otherwise defined shall have the respective definitions set forth on Exhibit A hereto.

1.2. Term. The term of this Agreement (the “Term”) shall be for a period of two years commencing on the Effective Date and continuing until the two year anniversary thereof, unless terminated earlier pursuant to this Agreement.

1.3. Fees. In consideration of WSB’s full and complete performance of its obligations hereunder, PES will make a monthly payment of $210,000 to WSB.

ARTICLE 2

LEASE OF EQUIPMENT

2.1. Lease. Subject to the satisfaction of the conditions hereinafter set forth, WSB hereby agrees to lease to PES, and PES hereby agrees to lease from WSB, the equipment set forth on Exhibit B hereto (the “Equipment”).

2.1. Delivery and Acceptance. WSB is the owner of all legal and beneficial right, title and interest in and to the Equipment. This Agreement conveys to PES no right, title or interest in the Equipment except as lessee. WSB shall, at PES’s sole expense, deliver the Equipment to such location as the parties shall agree. PES shall accept the Equipment when the Equipment has been delivered, and shall properly evidence such acceptance.

2.2. Fees and Taxes Against WSB or Equipment. PES agrees to pay to WSB and to indemnify and hold WSB harmless from, all applicable taxes (other than income and similar taxes), assessments, and license and registration fees of any nature, including any property taxes, whatsoever relating to the Equipment, imposed by any foreign, federal, state, or local government or taxing authority, during the Term or in connection with this Agreement.

2.3. Use and Ownership. PES shall use, operate, maintain and store the Equipment in a careful and proper manner and shall comply in all material respects with all laws, ordinances, rules, regulations and insurance requirements in any way relating to the possession, use, operation or maintenance of the Equipment.

2.4. Maintenance. PES shall use and maintain the Equipment only in the manner contemplated by the manufacturer thereof. PES agrees to pay all costs incurred in connection with the use and operation of the Equipment during the Term, including but not limited to, repairs, maintenance, storage and servicing.

2.5. Alterations. Other than in connection with the obligations set forth in Section 2.6, PES shall not make any alterations, additions or improvements to the Equipment without the prior written consent of WSB, which shall not be unreasonably withheld or delayed. All such permitted alteration, addition or improvement shall automatically become the property of WSB and shall be subject to the terms of this Agreement.

2.6. Maintenance and Repair. PES, at its sole cost and expense, shall keep the Equipment in good operating order, repair, condition and appearance and shall furnish any and all parts, mechanisms or devices required to keep the Equipment in good mechanical and working order. In performing maintenance and repair, PES shall comply in all material respects with all the manufacturer’s specifications and recommendations.

2.7. WARRANTIES. WSB IS NOT A MANUFACTURER OF THE EQUIPMENT. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, WSB HAS NOT MADE AND DOES NOT MAKE, BY VIRTUE OF HAVING LEASED THE EQUIPMENT UNDER THIS AGREEMENT OR BY VIRTUE OF ANY NEGOTIATIONS IN RESPECT OF THIS AGREEMENT, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO TITLE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS OR REGULATIONS, QUALITY, VALUE, DURABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR USE OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE EQUIPMENT IS LEASED HEREUNDER BY PES “AS-IS.”

2.8. Risk. PES assumes all risks of loss or damage to the Equipment from any cause, and agrees to return the Equipment to WSB in the condition received from WSB, with the exception of normal wear and tear.

2.9. Liens. PES SHALL NOT DIRECTLY OR INDIRECTLY CREATE, INCUR, ASSUME OR SUFFER TO EXIST ANY MORTGAGE, PLEDGE, LIEN, CHARGE, ENCUMBRANCE, SECURITY INTEREST, RIGHT OR CLAIM OF ANY KIND (“LIEN”) ON, OR WITH RESPECT TO, THE EQUIPMENT (INCLUDING, WITHOUT LIMITATION, REPAIR OR SERVICE PARTS INSTALLED THEREON), OR THE TITLE THERETO OR ANY INTEREST THEREIN.

ARTICLE 3

RIGHT OF NEGOTIATION; PURCHASE RIGHT

3.1. Right of Negotiation. In the event PES desires to purchase the business of WSB, PES shall provide written notification to WSB within sixty (60) days prior to the expiration of the Term of this Agreement. Upon receipt of such written notification, WSB shall, for a period of at least sixty (60) days thereafter, or such longer period as may be mutually agreed, negotiate in good faith with PES on the purchase and sale of the business of WSB on such terms that are mutually agreeable to both parties, provided the purchase price shall in no event be an amount equal to less than the Minimum Amount and no greater than the Maximum Amount. If PES and WSB reach an agreement during such sixty (60) period (or such longer period as mutually agreed), WSB shall sell its business to PES (or a designated affiliate) pursuant to such agreed upon terms. The purchase and sale may be structured as a purchase of the Equipment or as a merger, sale of stock, or sale of all or substantially all of the assets of WSB.

3.2. Change of Control. In the event a Change of Control of PES occurs prior to the expiration of the Term of this Agreement, PES shall be obligated, subject to Section 3.3 hereof, to purchase the business of WSB for a minimum purchase price equal to the greater of the following: (a) the aggregate of the then outstanding balance of the Moncla Shareholder Loans and JPMorgan Facility, but in no event greater than $16,100,000, representing the aggregate amounts outstanding under such loans on the date hereof (the “Minimum Amount”), and (b) an amount equal to the lesser of (i) one (1) times the last twelve months of revenue generated by the business of WSB to be acquired hereunder and (ii) $20,000,000 (the “Maximum Amount”). The terms of such purchase and sale shall be negotiated by PES and WSB in good faith, and may be structured as a merger, or sale of all or substantially all of the assets of WSB. The closing shall occur within ninety (90) days following the Change of Control.

3.3. Payments. In the event PES is obligated to purchase the business of WSB pursuant to Section 3.2, any payments owed to WSB shall be subject to the prior satisfaction of PES’ obligations under the Indenture to the holders of the Notes upon a Change of Control.

3.4. Indenture. In the event that PES desires to purchase or is otherwise obligated to purchase the business of WSB pursuant to this Article 3, such purchase shall be subject to the restrictions on PES under the Indenture including, without limitation, the conditions and restrictions on Affiliate Transactions (as defined in the Indenture). For the avoidance of doubt, any such purchase shall be deemed to be an Affiliate Transaction for purposes of the Indenture.

ARTICLE 4

INDEMNITY

4.1. Indemnity; Exemption of WSB from Liability. PES agrees to defend at its own cost and to indemnify and hold harmless WSB, its successors and assigns, and their respective directors, officers, shareholders, agents and employees, from and against any and all losses, claims, patent infringements, costs, expenses (including attorneys’ fees), damages and liabilities (including those for strict liability in tort), however caused, resulting directly or indirectly in any manner from PES’s use or operation of the Equipment or PES’s breach of or failure to comply with PES’s covenants, representations, and warranties herein (including without limitation such losses, claims, costs, expenses, damages and liabilities arising from the death or injury to agents or employees of PES or WSB or any third person, or damage to the property of PES or WSB, their agents or employees, or any third person), except for such damages, losses, expenses or liabilities arising out of the gross negligence or willful misconduct of WSB, its agents or employees. This indemnification shall survive the expiration, cancellation or other termination of this Agreement.

ARTICLE 5

LIMITATION OF LIABILITY

5.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY LOST PROFITS, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES.

ARTICLE 6

INSURANCE

6.1. Throughout the Term of this Agreement, PES, at its own expense, shall maintain with respect to the Equipment, (a) all risk physical loss insurance on the Equipment in an amount not less than $20,000,000; and (b) reasonable public liability and property damage insurance with respect to the Equipment. Said insurance shall be primary insurance up to and including the stated policy limits and not excess over other coverage. Such insurance shall (i) with respect to liability insurance, name WSB as an additional insured, (ii) with respect to all risk physical loss insurance, name WSB as loss payee and additional insured, and (iii) be with insurers reasonably satisfactory to WSB. There shall be no right of contribution with respect to any insurance maintained by WSB. PES shall make reasonable commercial efforts to cause all insurance required hereunder to provide that coverage may not be altered or cancelled by the insurer without thirty (30) days’ prior written notice to WSB.

ARTICLE 7

TERMINATION

7.1. Either party may terminate this Agreement in the event the other party violates any term under this Agreement and such party does not, after being given written notice, cure such default within thirty (30) days.

ARTICLE 8

ASSIGNMENT

8.1. Neither party shall assign all or any portion of this Agreement without the other party’s prior written consent, and any attempt to assign any portion of this Agreement other than in accordance with this Section shall be null and void. This Agreement shall inure to the benefit of and be binding upon PES, and its permitted successors and assigns, and upon WSB and its permitted successors and assigns.

ARTICLE 9

MISCELLANEOUS

9.1. Governing Law and Venue. This Agreement shall be construed, interpreted, and governed by the laws of the State of Delaware as applied to contracts wholly entered into and performed within this State, and to the extent applicable, the laws of the United States of America. All proceedings relating to the subject matter hereof shall be brought in the state and federal courts of the State of Delaware, which courts shall have exclusive jurisdiction for such purposes.

9.2. No Waiver. The waiver or modification by either party hereto of any term or condition hereof shall not void, waive, or modify any other term or condition. The failure of either party to insist, in any one or more instances, upon the performance of any term of this Agreement shall not be construed as a waiver or relinquishment of such party’s right to such performance or to future performance of such item. A waiver granted on one occasion shall not constitute a waiver of any future occasion.

9.3. Entire Agreement. This Agreement, together with all Exhibits, constitutes the full and complete understanding between WSB and PES with respect to the subject matter of this Agreement and constitutes a full statement of the terms of their agreement. This Agreement, together with all Exhibits, supersedes all prior written agreements and contemporaneous oral agreements with respect to the subject matter hereof. Neither party has relied upon any representation of the other not set forth herein as an inducement to enter into this Agreement.

9.4. Amendment. This Agreement shall not be amended or modified except by a written instrument making specific reference to the Article or Section of this Agreement being amended and which is executed by duly authorized representatives of each party.

9.5. Notices. All notices required or permitted to be given by one party to the other under this Agreement will be sufficient if sent to the parties at the respective addresses set forth at the beginning of this Agreement or to such other address as the party to receive the notice has designated by notice to the other party pursuant to this paragraph. Any communication provided or permitted under this Agreement, unless otherwise specifically provided otherwise herein, shall be in writing and shall be deemed given (a) if by hand delivery, upon receipt hereof; (b) if mailed, five (5) days after deposit in the mail, postage prepaid, certified mail, return receipt requested; (c) as of two (2) days after received by Express Mail, Federal Express or such similar services, or (d) upon facsimile or electronic mail transmission by the sender.

9.6. Headings; Interpretation Counterparts. Headings as to the contents or particular Sections are inserted only for convenience and shall not be construed as a part of this Agreement or as a limitation on the scope of any of the terms or provisions of the Agreement.

9.7. Severability. All of the provisions herein contained are severable; in the event that any provision shall be held by any court of competent jurisdiction to be invalid or unenforceable this Agreement shall be construed as if any such invalid or unenforceable provision were not herein contained.

9.8. True Lease. It is the intent of the parties that this Agreement will be a true lease and not a “conditional sale.”

9.9. Counterparts; Facsimile Copies. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or electronic portable document format, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have entered into this Agreement through their authorized signatories as of the Effective Date first set forth above.

Platinum Energy Solutions, Inc.	Well Services Blocker, Inc.

/s/ J. Clarke Legler, II Signature	/s/ Charlie Moncla Signature

J. Clarke Legler, II Name of Signatory	Charlie Moncla Name of Signatory

Chief Financial Officer Title	Owner Title

Monlca Coil Tubing, L.L.C.

/s/ Charlie Moncla Signature

Charlie Moncla Name of Signatory

Owner Title

Moncla Pressure Pumping Well Services, L.L.C.

/s/ Charlie Moncla Signature

Charlie Moncla Name of Signatory

Owner Title

[Signature page to Lease Purchase Agreement]

Exhibit A

Definitions

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (other than a right conditioned on the occurrence of events or circumstances outside such person’s control). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except with respect to the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(3) with respect to a limited liability company, the manager or the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of PES and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Section 13(d) of the Exchange Act) other than a Permitted Holder, or any affiliate or affiliates thereof;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) other than a Permitted Holder, or an affiliate or affiliates thereof, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of PES, measured by voting power rather than number of shares;

(3) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder, and any affiliate or affiliates thereof, becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of PES (measured by voting power rather than number of shares) than is at the time Beneficially Owned (measured on the same basis) by the Permitted Holders in the aggregate; or

(4) after an initial public offering of PES, the first day on which a majority of the members of the Board of Directors of PES are not Continuing Directors.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of PES who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Indenture” means that certain Indenture dated as of March 3, 2011, by and among PES, Platinum Pressure Pumping, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent.

“Issue Date” means the date of the original issuance of the notes initially issued under the Indenture.

“JPMorgan Facility” has the meaning set forth in the section entitled “The Merger” in the Preliminary Offering Circular dated January 26, 2011.

“Moncla Shareholder Notes” has the meaning set forth in the section entitled “The Merger” in the Preliminary Offering Circular dated January 26, 2011.

“Permitted Holder” means (a) any of (i) Daniel T. Layton; (ii) J. Clarke Legler, II; (iii) L. Charles Moncla, Jr.; (iv) Milburn J. Ducote; and (v) Rodney P. Dartez, (b) any Beneficial Owner of the preferred stock of PES as of the Issue Date. and (c) any Related Party of any one or more of the Persons listed in clause (a) above.

“Related Party” means (i) any spouse, family member or relative of Daniel T. Layton, J. Clarke Legler, II, L. Charles Moncla, Jr., Milburn J. Ducote, and Rodney P. Dartez; (ii) any spouse, family member or relative of any spouse, family member or relative referred to in clause (i)

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above; (iii) any estate, executor, administrator, committee or beneficiary of Daniel T. Layton, J. Clarke Legler, II, L. Charles Moncla, Jr., Milburn J. Ducote, and Rodney P. Dartez and/or any Person described in clause (i) or (ii) above; (iv) any trust for the benefit of any one or more of Daniel T. Layton, J. Clarke Legler, II, L. Charles Moncla, Jr., Milburn J. Ducote, and Rodney P. Dartez and/or any Person described in the clause (i), (ii) or (iii) above; and (v) any corporation, partnership, limited liability company or other business entity in which any one or more of Daniel T. Layton, J. Clarke Legler, II, L. Charles Moncla, Jr., Milburn J. Ducote, and Rodney P. Dartez and/or any Person described in clause (i), (ii), (iii) or (iv) above beneficially holds (directly or indirectly through other Persons described in clause (iii) or (iv) above or this clause (v)) in the aggregate a majority (or more) of the equity or other controlling interests.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

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Exhibit B

Equipment

Company	Category	VIN	Year	Type	Manufacturer	Model	Diesel or Gas
Pressure Pumping	Heavy Duty	1XP7D49X47D692758	2007	Tractor Truck	Peterbuilt	Conventional 387	Diesel
Pressure Pumping	Heavy Duty	1XP7D49X67D692759	2007	Tractor Truck	Peterbuilt	Conventional 387	Diesel
Pressure Pumping	Heavy Duty	1XP7D49X57D692736	2007	Tractor Truck	Peterbuilt	Conventional 387	Diesel
Pressure Pumping	Heavy Duty	1XP7D49X77D692737	2007	Tractor Truck	Peterbuilt	Conventional 387	Diesel
Pressure Pumping	Heavy Duty	2NPRLZ9X27M736351	2007	Tractor Truck	Peterbuilt	Conventional 340	Diesel
Pressure Pumping	Heavy Duty	1XP5DB9X34D814503	2004	Tractor Truck	Peterbuilt	CONVENTIONAL 379	Diesel
Pressure Pumping	Heavy Duty	2XP5DB9X94M814581	2004	Tractor Truck	Peterbuilt	CONVENTIONAL 379	Diesel
Pressure Pumping	Heavy Duty	2HSFMAMR5TC055724	1996	Tractor Truck	International	Conventional Cab - tandem	Diesel
Pressure Pumping	Light Duty	1FTRX12W76NA38797	2006	Pickup	Ford	F150
Pressure Pumping	Light Duty	3D7KR28D05G822632	2005	Pickup	Dodge	2500 Ram - QUAD cab	Gas
Pressure Pumping	Light Duty	1FTWW30RX9EB01829	2009	Pick Up	Ford	F-350	Diesel
Pressure Pumping	Light Duty	1FTSW20R29EA33289	2009	Pick Up	Ford	F-250	Diesel
Pressure Pumping	Light Duty	1FTSW20R89EA33409	2009	Pick Up	Ford	F-250	Diesel
Pressure Pumping	Light Duty	1FTRW12839FA55759	2009	Pick Up	Ford	F150	Gasoline
Pressure Pumping	Light Duty	1FTRW12899KC17692	2009	Pick Up	Ford	F150	Gasoline
Pressure Pumping	Trailer	WISE3377068400	2003	Trailer	STS Utility	Car Hauler	N/A
Pressure Pumping	Trailer	20062214302B	2006	Trailer	Shopbuilt	Bulk Trailer	none
Pressure Pumping	Trailer	1PMS4432311023846	2001	Trailer	Polar	Acid Transport	N/A
Pressure Pumping	Trailer	1G9VT40216H016407	2006	Trailer	Polar	Acid Transport	N/A
Pressure Pumping	Trailer	20052234302A	2006	Trailer	Shopbuilt	Pump Trailer	N/A
Pressure Pumping	Trailer	20062554302A	2006	Trailer	Shopbuilt	Bulk Trailer	N/A
Pressure Pumping	Trailer	20071304302A	2007	Trailer	Shopbuilt	Cement Bulk Trailer	N/A
Pressure Pumping	Trailer	20071494302A	2007	Trailer	Shopbuilt	Cement Bulk Trailer	N/A
Pressure Pumping	Trailer	5ABB412006B060241	2007	Trailer	Loadcraft	Double Pump Trailer	N/A
Pressure Pumping	Trailer	5ABB412026B060242	2007	Trailer	Loadcraft	Double Pump Trailer	N/A
Pressure Pumping	Trailer	1M91P46147A211114	2007	Trailer	Mertz	Fill Bin Trailer	N/A
Pressure Pumping	Trailer	1M91P46108A211144	2008	Trailer	Mertz	Fill Bin Trailer	N/A
Pressure Pumping	Trailer	1TTE5130461079690	2006	Trailer	Transcraft	Tri Axle Trailer	N/A
Pressure Pumping	Trailer	5ABB4120X6B060070	2006	Trailer	Loadcraft	Pump Trailer	N/A

4

Company	Category	VIN	Year	Type	Manufacturer	Model	Diesel or Gas
Pressure Pumping	Trailer	5ABB412036B060069	2006	Trailer	Loadcraft	Pump Trailer	N/A
Pressure Pumping	Trailer	4DPUT16236M237983	2006	Black Utility Trailer	STS Utility	16 Ft. Utility Trailer	None
Pressure Pumping	Trailer	1L01B4822S1118982	1995	Spread Axle Trailer	Lufkin	45 Ft. Spread Axle	None
Moncla Coil	Heavy Duty	2WLPCCXHXVK945186	1997	Tractor Truck	Western Star	no further data at Car Fax	Diesel
Moncla Coil	Heavy Duty	1M2AA18Y03W150706	2003	Tractor Truck	Mack	600 CH600	Diesel
Moncla Coil	Heavy Duty	1M2AJ07Y26N004569	2006	Tractor Truck	Mack	600 CHN	Diesel
Moncla Coil	Heavy Duty	1XPTP40X39D768119	2009	Tractor Truck	Peterbuilt	no further data at Car Fax	Diesel
Moncla Coil	Heavy Duty	1XP7D49X08D762614	2008	Tractor Truck	Peterbuilt	Conventional 387	Diesel
Moncla Coil	Heavy Duty	5KKXAM006APAM8521	2010	Tractor Truck	Western Star	Cab & Chasis	Diesel
Moncla Coil	Heavy Duty	1XP5DB9X35D853321	2005	Tractor Truck	Peterbuilt	379 TAD/C	Diesel
Moncla Coil	Heavy Duty	1XP5DB9X55D853322	2005	Tractor Truck	Peterbuilt	379 TAD/C	Diesel
Moncla Coil	Heavy Duty	1XP5DB9X75D853323	2005	Tractor Truck	Peterbuilt	379 TAD/C	Diesel
Moncla Coil	Heavy Duty	1M1AE06Y94N017455	2004	Tractor Truck	Mack		Diesel
Moncla Coil	Heavy Duty	1FUYZCYB2ML471581	1991	Tractor Truck	Freightliner		Diesel
Moncla Coil	Heavy Duty	1HTXTAPT45J007002	2005	Tractor Truck	International	Model: DZ597, Licensed mass: 30,500 KGS	Diesel
Moncla Coil	Heavy Duty	2WLPDDJH2WK951173	1998	Tractor Truck	Western Star	no further data at Car Fax	Diesel
Moncla Coil	Heavy Duty	1FUPFZYB4SH597898	1995	Tractor Truck	Freightliner	Conventional FLD120	Diesel
Moncla Coil	Heavy Duty	1M2AA18Y73W153912	2003	Tractor Truck	Mack	600 CH600	Diesel
Moncla Coil	Heavy Duty	1M2AA18Y93W153913	2003	Tractor Truck	Mack	600 CH600	Diesel
Moncla Coil
Moncla Coil	Light Duty	1FTWW30RX9EB01815	2009	Pick Up	Ford	F-350	Diesel
Moncla Coil	Light Duty	1FTSW2OR39EA32006	2009	Pick Up	Ford	F-250	Diesel
Moncla Coil	Light Duty	1FTWW30R89EA54493	2009	Pick Up	Ford	F-350	Diesel
Moncla Coil	Light Duty	1FTNW20L54EA68717	2004	Pickup	Ford	F250	Gas
Moncla Coil	Light Duty	1FTNX20L73EB75442	2003	Pickup	Ford	F250	Gas
Moncla Coil	Light Duty	1FTNW20L63EC24519	2003	Pickup	Ford	F250	Gas
Moncla Coil	Light Duty	1FTRW12819FA82930	2009	Pick Up	Ford	F150	Gasoline
Moncla Coil	Light Duty	1FTRW12809FA55895	2009	Pick Up	Ford	F-150	Gasoline
Moncla Coil
Moncla Coil	Trailer	1A9CR4B383M362001	2003	Trailer	Aztec		N/A
Moncla Coil	Trailer	1A9CR4B336M362024	2006	Trailer	Aztec	Trailer for CT Unit 008	N/A
Moncla Coil	Trailer	1WPFH48307E285761	2007	Trailer	WDE	Flatbed	N/A
Moncla Coil	Trailer	2T9SASXC48D016323	2008	Trailer	SSTL	SSTL Trailer	N/A
Moncla Coil	Trailer	45OUG202221000635	2002	Trailer	Transcraft	Transcraft 3000GAL	N/A
Moncla Coil	Trailer	1TTE5130361079678	2006	Trailer	Transcraft	Transcraft/Tri Axel Trailer	N/A
Moncla Coil	Trailer	2T9SASZC28D016322	2008	Trailer	SSTL	SSTL Trailer	N/A
Moncla Coil	Trailer	5RTBE16269D012201	2009	Cargo Trailer	STS / Lark	Model VT716TA	N/A
Moncla Coil	Trailer	11631	1977	Tanker	LOX	Liquid Cryogenic Transport	N/A
Moncla Coil	Trailer	1D9BG442781609385	2008	Trailer	Doonan	Combo Pump w/2000 gal tank w/nitro side	N/A
Moncla Coil	Trailer	1TTE4820161079403	2006	Trailer	Transcraft	Spread Axle Trailer	N/A

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Company	Category	VIN	Year	Type	Manufacturer	Model	Diesel or Gas
Moncla Coil	Trailer	1TTE4820161078915	2006	Trailer	Transcraft	2006 Transcraft/Spread Axel Trailer	N/A
Moncla Coil	Trailer	1A9BK1B382M362061	2002	Trailer	Aztec		N/A
Moncla Coil	Trailer	1A9CR4B413M362138	2003	Trailer	Aztec		N/A
Moncla Coil	Trailer	1A9CR4B433M362139	2003	Trailer	Aztec		N/A
Moncla Coil	Trailer	1W9FH4827E285762	2007	Trailer	WDE	Flatbed	N/A
Moncla Coil	Trailer	4DPUT2025YM237016	2000	Trailer		STS Trailer Goose Neck (Capillary unit is mounted on this trailer)	N/A
Moncla Coil	Trailer	1D9BG494481609421	2008	Trailer	Doonan	4 Axle Trailer	N/A

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